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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-3 of Clean Harbors, Inc. of our report dated March 31, 2005 with respect to our opinion relating to the consolidated financial statements and financial statement schedule and April 29, 2005 with respect to our opinions relating to internal control over financial reporting of Clean Harbors, Inc., which appears in such Registration Statement. We also consent to references to us under the headings "Control and Procedures" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
November 28, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM